                                                                    Exhibit 10.3

                              AMENDED AND RESTATED
                  INVENTORY PURCHASE AND CONSIGNMENT AGREEMENT

        This AMENDED AND RESTATED INVENTORY PURCHASE AND CONSIGNMENT AGREEMENT ("Agreement") is executed with an effective date of June 30, 1998, by and between BALDWIN PIANO & ORGAN COMPANY, a Delaware corporation, located at 422 Wards Corner Road, Loveland, OH 45140 ("Baldwin"), and DEUTSCHE FINANCIAL SERVICES CORPORATION, a Nevada corporation, with its principal place of business located at 655 Maryville Centre Drive, St. Louis, Missouri 63141 ("DFS").

                                    RECITALS

        Baldwin wishes to supply certain colleges and universities with Baldwin manufactured pianos for use by the colleges and universities ("University Demo Program"). Baldwin also wishes maintain a stock of pianos for use in concert halls by musical artists ("Concert Demo Program"). At the request of Baldwin, DFS is willing to purchase the pianos which Baldwin has loaned or in the future intends to loan to the colleges and universities (each a "University") under the University Demo Program ("University Consigned Goods") and concert halls and/or musical artists under the Concert Demo Program ("Concert Consigned Goods") and consign such goods back to Baldwin (University Consigned Goods and Concert Consigned Goods being collectively referred to as "Consigned Goods").

        NOW, THEREFORE, in consideration of the premises, of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Baldwin and DFS agree as follows:

        1.  PURCHASE OF GOODS.

        1.1 GENERAL TERMS. Subject to the terms of this Agreement, DFS will purchase from Baldwin: (a) University Consigned Goods for the wholesale price at which Baldwin sells similar goods to its retail dealers in the ordinary course of business; and (b) Concert Consigned Goods for sixty percent (60%) of the wholesale price at which Baldwin sells similar goods to its retail dealers in the ordinary course of business ((a) and (b) each the "Invoice Price") after receipt of an invoice to DFS listing the Consigned Goods that Baldwin is selling to DFS ("Invoice"), and consign such Consigned Goods back to Baldwin; provided, however, that the aggregate Invoice Price of all Consigned Goods for which DFS has not received payment from Baldwin pursuant to SECTION 10 will at no time exceed the sum of Eleven Million Dollars ($11,000,000.00) ("Consignment Limit"). Title to any particular item of Consigned Goods will transfer from Baldwin to DFS and thereafter remain in DFS and will not pass back to Baldwin, unless Baldwin purchases such Consigned Goods from DFS as provided in SECTION 10. DFS may, at any time, elect not to purchase Consigned Goods from Baldwin and consign such Consigned Goods back to Baldwin if Baldwin is in default of its obligations to DFS. Baldwin acknowledges that neither the execution of this Agreement nor the consignment of any goods by DFS to Baldwin hereunder will in any way bind or obligate DFS to purchase or consign further goods to Baldwin, and it will be in DFS' sole discretion whether or not to purchase or consign any goods to Baldwin.

         1.2 CONDITIONS PRECEDENT. Prior to DFS funding the purchase of any goods from Baldwin, DFS must obtain, to the satisfaction of DFS, the following:

               (a) a fully executed Uniform Commercial Code financing
                   statement(s) for all appropriate jurisdictions evidencing a security interest granted by Baldwin to DFS in the Consigned Goods pursuant to SECTION 9;

               (b) a fully executed Intercreditor Agreement with Fifth Third
                   Bank and its participants or co-lenders under loan documents with Baldwin;

               (c) a fully executed original of this Agreement;

               (d) a fully executed terms letter setting forth such other terms as are deemed appropriate by DFS;

               (e) such other and further documentation as deemed necessary by
                   DFS.

         1.3 Representations and Warranties. In addition to all other representations, warranties and covenants whatsoever, express or implied, which Baldwin gives to DFS in connection with the Consigned Goods and their sale to DFS or any third party, by sending DFS an Invoice, Baldwin further expressly represents and warrants to DFS that:

               (a) it has full right, title and power to sell the Consigned
                   Goods to DFS;

               (b) upon payment of the full purchase price for the Consigned
                   Goods, DFS will be vested with absolute legal and beneficial title to the Goods free and clear of all liens, encumbrances or claims of whatsoever kind in respect of the Consigned Goods;

               (c) on the date of DFS' purchase, the Consigned Goods will be free from defects, of merchantable quality and fit for any purpose held out by Baldwin or made known to Baldwin by a University, concert hall or musical artist;

               (d) the Consigned Goods will be the subject of a bona fide letter agreement regarding the University Demo Program between Baldwin and a University substantially similar to EXHIBIT B attached hereto;

               (e) Baldwin's Invoice to DFS for the Consigned Goods will include
                   DFS' approval number for such Consigned Goods, the name and address of the University to which University Consigned Goods were shipped, the name and address of the concert hall or retail dealer to which Concert Consigned Goods were shipped and (except with respect to University Consigned Goods placed with a University prior to the date of this Agreement and identified on EXHIBIT A attached hereto and Concert Consigned Goods placed with a concert hall or retail dealer under the Concert Demo Program prior to October 31, 1998 and identified on Exhibit A-1 attached hereto) the date on which the Consigned Goods were delivered. Baldwin will deliver such Invoice to DFS within ten (10) days of the date of the delivery of the Consigned Goods to a University, concert hall or retail dealer.

        2. BALDWIN AS AGENT FOR DFS. Subject to DFS' right, at any time by notice to Baldwin, to limit, vary or revoke the appointment under this Section with immediate effect, and provided that Baldwin is not in default under the terms of this Agreement, DFS appoints Baldwin as its agent and on its behalf to:
(a) sell such Consigned Goods to any third party, including any retail dealer, in accordance with the terms set forth in SECTION 5 herein; and, (b) bill and collect all amounts due from the purchaser of such Consigned Goods and remit the Invoice Price to DFS in accordance with SECTION 10. This appointment will not be deemed to allow Baldwin to incur any liability or obligation on behalf of DFS. Title to such Consigned Goods will pass directly from Baldwin to DFS and from DFS to a subsequent purchaser for value. Baldwin will be responsible for all costs of handling, storage, selling and delivering the Consigned Goods to a University, concert hall, retailer and any purchaser.

        3. CONDITION OF CONSIGNED GOODS. Baldwin agrees that: (a) DFS will not be liable if, with or without cause, Baldwin fails to deliver any Consigned Goods at the time or in a condition acceptable to a University, concert hall or musical artist; (b) DFS will not be liable to Baldwin, any University, concert hall, musical artist, any retail dealer or any other party for the costs and expenses of reconditioning any Consigned Goods or for any parts, equipment or accessories placed upon or attached to any of the Consigned Goods.

        4. NO WARRANTIES BY DFS. DFS AND ITS AGENTS MAKE NO WARRANTIES, REPRESENTATIONS, COVENANTS, UNDERTAKINGS OR GUARANTEES OF ANY KIND REGARDING THE CONSIGNED GOODS INCLUDING: (a) THE VALUE, QUALITY, CONDITION, OPERATION, DESCRIPTION, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF THE CONSIGNED GOODS OR ANY PART THEREOF; (b) LATENT, INHERENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE); or (c) ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN, OR OTHER PROPRIETARY RIGHTS.

        5. TITLE TO CONSIGNED GOODS. Title to the Consigned Goods will always be vested in DFS, except as otherwise provided in this Agreement. Title to the Consigned Goods will pass directly from DFS to such persons or entities who purchase the Consigned Goods from Baldwin. Nothing contained in this Agreement will, in any sense, be considered as constituting a sale of the Consigned Goods to Baldwin, or as giving Baldwin an interest of any kind whatsoever in the Consigned Goods, unless Baldwin purchases the Consigned Goods from DFS as provided in SECTION 10. Baldwin will not lend, rent, mortgage, pledge as security, or encumber the Consigned Goods. Baldwin will take all actions necessary for DFS to obtain from all of Baldwin's secured creditors a Subordination Agreement, Intercreditor Agreement or Uniform Commercial Code partial release satisfactory to DFS so that DFS has clear title and first priority security interest in the Consigned Goods within one hundred eighty
(180) days after execution of this Agreement. If within one hundred eighty (180) days after execution of this Agreement DFS has not obtained from all of Baldwin's secured creditors a Subordination Agreement, Intercreditor Agreement or Uniform Commercial Code partial release satisfactory to DFS so that DFS has clear title and first priority security interest in the Consigned Goods, Baldwin will pay DFS in full the aggregate amount of the Invoice Price for all Consigned Goods.

        6. RISK OF LOSS. Baldwin will be responsible for all risks of loss, destruction, damage and diminution in value to the Consigned Goods by theft, fire or otherwise, whether or not covered by insurance from and after the date on which the Consigned Goods are delivered to a University, concert hall, musical artist or retail dealer, and for all defects in the Consigned Goods, whether for parts, workmanship or otherwise.

        7. RIGHT OF SALE. Baldwin is hereby authorized to sell the University Consigned Goods on behalf of DFS, subject to the terms of the specific University Demo Program with each University, subject to the terms of any Concert Demo Program with any concert hall or retail dealer, and subject to
SECTION 10, for any amount. Baldwin will sell such Consigned Goods in Baldwin's name and at Baldwin's cost and expense. Baldwin is not authorized or empowered to assume or create any obligation whatsoever, express or implied, on behalf or in the name of DFS, or to bind DFS in any manner, or make any representation, warranty, or commitment on behalf of DFS. Baldwin will: (a) bill and collect all amounts due from the purchaser of such Consigned Goods; (b) keep the a portion of the sale proceeds equal to the Invoice Price as the property of DFS; (c) make entries in its books showing that the Consigned Goods are held for the account of DFS; and, (d) on or before the tenth (10th) day of each month, deliver to DFS a true and complete report, in the form attached to this Agreement as EXHIBIT C, of Baldwin's sales of Consigned Goods for the previous month.

        8. STATEMENTS OF TRANSACTION. After DFS receives the invoice for the Consigned Goods which DFS purchases from Baldwin, DFS will send Baldwin a Statement of Transaction, which will: (a) identify such Consigned Goods; (b) state the Invoice Price to DFS for the Consigned Goods; and (c) disclose the date of Baldwin's shipment of Consigned Goods to a University ("Invoice Date") and the date by which the Invoice Price for the Consigned Goods must be remitted to DFS. Unless Baldwin notifies DFS in writing of any objection within fifteen
(15) days after a Statement of Transaction is mailed to Baldwin: (i) Baldwin will have agreed that the Consigned Goods referenced in such Statement of Transaction are being from Baldwin and consigned back to Baldwin at Baldwin's request; (ii) the amount shown on such Statement of Transaction will be: (A) an account stated, and (B) paid to DFS pursuant to SECTION 10; (iii) Baldwin will have agreed to the terms shown on such Statement of Transaction; and, (iv) such Statement of Transaction will be incorporated herein by reference, will be made a part hereof as if originally set forth herein, and will constitute an addendum hereto.

        9. GRANT OF SECURITY INTEREST. Baldwin and DFS agree that this Agreement reflects a sale and consignment of inventory between Baldwin and DFS. Nevertheless, in order to protect DFS' interests in the Consigned Goods in the event that any court of competent jurisdiction determines that this Agreement and the relationship between Baldwin and DFS constitutes a loan to Baldwin from DFS, Baldwin hereby grants DFS a security interest in all of Baldwin's current and future inventory of musical instruments, including, without limitation, acoustic pianos and grand pianos, now or hereafter purchased from, and consigned to, Baldwin from DFS, and all returns, repossessions, exchanges, substitutions, replacements, attachments, parts, accessories, and accessions thereto, and all accounts, contract rights, chattel paper, security agreements, instruments, deposit accounts, reserves, documents, general intangibles arising out of or related thereto.

        10. PAYMENT TO DFS. Baldwin will immediately pay DFS the Invoice Price owed to DFS for each item of Consigned Goods after Baldwin sells the Consigned Goods and collects the purchase price from the purchaser of such Consigned Goods (other than a retail dealer who purchases the Consigned Goods with financing from DFS); provided, however, that if Baldwin does not sell the Consigned Goods and collect the purchase price from the purchaser within three hundred ninety five (395) days after the earlier of (i) the date such Consigned Goods were first loaned to a University under the

University Demo Program, or to a concert hall, musical artist or retail dealer under the Concert Demo Program, and (ii) the Invoice Date for such Consigned Goods ("Consignment Period"), Baldwin will, on the last day of the Consignment Period, purchase such Consigned Goods from DFS for an amount equal to the Invoice Price. Baldwin will also immediately pay DFS the Invoice Price for any Consigned Goods which are lost, stolen, damaged, destroyed or for which the purchase price payable by a purchaser is less than the Invoice Price. Baldwin will make all payments to DFS at DFS' address stated above, unless Baldwin is otherwise notified in writing by DFS. Any checks or other instruments delivered to DFS under this Agreement will constitute conditional payment until the funds represented by such instruments are actually received by DFS.

        11. TAXES. Baldwin will remain liable for, pay and administer all sales, use and property tax compliance with respect to the purchase, sale, resale and use, storage and possession of the Consigned Goods.

        11.1 COLLECTIONS/REMITTANCES. Baldwin will: (a) collect and remit to the appropriate taxing jurisdiction when due the applicable sales and use taxes; (b) remit to each appropriate taxing jurisdiction on behalf of DFS when due, but out of Baldwin's own funds and incorporated in Baldwin's normal payments, all personal property and ad valorem taxes and all other fees, charges and licenses, in each case arising out of or related to the purchase, sale, resale, use, storage or possession of the Consigned Goods or from the adding of value to the Consigned Goods (individually a "Tax" and collectively "Taxes"); and (c) maintain documentation relating to the Taxes for the Consigned Goods separate from that other goods or services provided by Baldwin to its customers.

        11.2 FRANCHISE TAXES. Baldwin will indemnify DFS for an amount equal to the franchise liabilities incurred by DFS in each taxing jurisdiction arising from ownership of the inventory under this agreement at year-end on DFS' books and records. DFS acknowledges its responsibilities of supporting this tax due in a reasonable format and time frame for approval by Baldwin.

        11.3 INTEREST/PENALTIES. If any interest, penalty, or late fee is assessed or becomes due by DFS as a result of a late payment of any sales, use, or property taxes as a direct result of Baldwin' failure to timely comply, Baldwin will indemnify DFS for any such charges. Both parties shall have the right to dispute any such charges on a jurisdictional basis providing that there is reasonable legal basis to dispute.

        11.4 RECORDS. Baldwin will maintain sufficiently detailed records to readily ascertain and advise DFS in writing of all purchases and sales of Consigned Goods and all associated Taxes for each state and for each political subdivision thereof. The disclosures are limited to the wholesale price pertaining to the Consigned Goods and not Baldwin' sale price to its customers. Baldwin will, (a) within forty-five (45) days following the end of each calendar quarter, and (b) within forty-five
        (45) days after each request by DFS, provide DFS with information reasonably required and relating to all purchase and sales of Consigned Goods and each Tax paid or payable, if then known, or if not then known a good faith estimate thereof, ("Tax Information"). Baldwin will provide all Tax Information for both the then current or just completed calendar quarter and calendar year-to-date basis.

        11.5 AUDITS. Baldwin and DFS each reserve the right to dispute any assessments relating to the Consigned Goods imposed on either Baldwin or DFS. Both parties agree that audits for sales, use, or property taxes relating to the Consigned Goods will be conducted and defended by Baldwin as agent of DFS since Baldwin is the party remitting the taxes to the taxing authorities. Baldwin shall pay, from its own funds, any such agreed upon tax, interest or penalties, whether assessed upon Baldwin or DFS, as a result of any sales, use, property or franchise tax audits relating to the Consigned Goods. DFS will cooperate with Baldwin regarding any such audit to the extent DFS reasonably believes the specific information or action(s) requested by Baldwin are necessary.

        12.  DEFAULT AND REMEDIES.

        12.1 EVENTS OF DEFAULT. Any of the following events will constitute a default under this Agreement: (a) Baldwin or DFS breaches any of the terms, warranties or representations contained in this Agreement or in any other agreement executed between

        DFS and Baldwin; (b) any representation, statement, report or certificate made or delivered by Baldwin or DFS or any of their representatives, employees, agents is not true and correct; (c) Baldwin fails to pay any of the liabilities or indebtedness owed to DFS under this Agreement or any other agreement between DFS and Baldwin when due and payable; (d) DFS does not obtain from all of Baldwin's secured creditors a Subordination Agreement, Intercreditor Agreement or Uniform Commercial Code partial release satisfactory to DFS so that DFS has clear title and first priority security interest in the Consigned Goods within one hundred eighty (180) days after execution of this Agreement;
        (e) Baldwin becomes in default in the payment of any liability or performance of any obligation owed to any third party; (f) a judgment issues on any money demand against Baldwin; (g) an attachment, sale or seizure is issued on any money demand against Baldwin; (h) Baldwin ceases or suspends its business; (i) Baldwin makes a general assignment for the benefit of creditors; (j) Baldwin becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, state insolvency laws or any act for the benefit of creditors; (k) any receiver is appointed for any of the assets of Baldwin; (l) Baldwin materially misrepresents its financial condition; (m) Baldwin is hereafter acquired by a corporation, dissolved, merged into another corporation, consolidated into another corporation or otherwise changes its legal entity; (n) DFS determines, in its sole reasonable discretion, that the net worth of Baldwin has materially decreased, and Baldwin has been unable, within the time period prescribed by DFS, to either provide DFS with collateral in a form and substance satisfactory to DFS or to reduce Baldwin's total indebtedness owed to DFS under this Agreement; or
        (o) DFS reasonably determines that it is insecure with respect to the payment of Baldwin's obligations owed to DFS under this Agreement.

        12.2 REMEDIES. In the event of a default, DFS may, at any time at its election without notice or demand to Baldwin, do any one or more of the following: (a) declare immediately due and payable all or any part of the aggregate Invoice Price of all Consigned Goods for which DFS has not received payment (whether or not then due); (b) take possession of the Consigned Goods in Baldwin's possession (and Baldwin agrees, upon demand of DFS, to assemble the Consigned Goods and make them available to DFS at a place reasonably convenient to both parties); and/or (c) discontinue the purchase and consignment of any Consigned Goods to Baldwin under this Agreement. If DFS takes any legal action to recover possession of the Consigned Goods or any proceeds from the sales thereof, or to recover any sums due DFS hereunder, Baldwin will bear all DFS' attorneys' fees and costs in connection therewith. Baldwin hereby waives any right to notice and hearing under Chapter 903a of the Connecticut General Statutes, or as otherwise allowed by any state or federal law, with respect to any prejudgment remedy which DFS may elect to pursue in the event of Baldwin's default under this Agreement.

        13. INDEMNIFICATION Baldwin does, for itself, its successors and assigns, covenant and agree that it shall and does indemnify, defend and hold harmless DFS, and all of its present and future parent, subsidiary and affiliated companies, and their officers, directors, employees and agents, as well as their heirs, administrators, executors, successors and assigns, and all other persons, partnerships and corporations now or hereafter having any relationship with DFS (other than Baldwin) directly or indirectly relating to DFS' financing operations, from and against all losses, costs, fees, actions, causes of action, suits, claims, demands, judgments, liens and expenses (including without limitation, all attorneys' fees, court costs and fees) of whatever kind or nature, whether arising under law or in equity, whether for personal injury, loss of use or service, lost profits, interruption of business, property loss or otherwise, in any manner relating directly to, or arising from or as a result of: (a) DFS' business or financing relationship with Baldwin under this Agreement or any subsequent or substituted agreement; (b) any taxes which DFS owes with respect to the Consigned Goods (whether in regard to personal property or ad valorem taxes, sales or use taxes, franchise taxes or otherwise other than income taxes); (c) any defect, deficiency or inadequacy whatsoever in the Consigned Goods or in their use or performance, including any claim for economic or consequential loss or products liability claims relating to the Consigned Goods or any enhancements thereto (whether due to manufacturing or installation defects, failure to warn of potential hazards, design defects, claims or defenses asserted by any buyer of the Consigned Goods, or otherwise);
(d) intellectual property claims (whether for patent, copyright or trademark infringement or unauthorized use or sale or otherwise); (e) consumer protection or deceptive trade practice claims; (f) antitrust claims; (g) any claims, demands or actions made or brought by any third party for any injury or damage occurring as a result of the use or presence of the Consigned Goods; (h) the breach of any warranty or representation contained in this Agreement or given by Baldwin to any person or entity in relation to the Consigned Goods; (i) any act, omission or delay of Baldwin or its employees, agents or contractors in shipping, supplying, delivering, repairing or replacing any Consigned Goods to any third party; or (j) any other claims relating to the Consigned Goods, Baldwin's act or failure to act with respect to the Consigned Goods or DFS' performance of its obligations under this Agreement; whether hereafter known or unknown, suspected or unsuspected, except and to the extent that the same arise from the willful and wanton misconduct of DFS.

        14. TERMINATION AND SURVIVAL. DFS or Baldwin may at any time terminate this Agreement upon ninety (90) days prior written notice to the other party (except that this Agreement may be terminated immediately by DFS in the exercise of its rights and remedies in the event of a default by Baldwin), but termination will not affect any rights or obligations with respect to any Consigned Goods purchased or committed to be purchased by DFS prior to the termination, even though such purchases will not be completed until after the date of termination.

        15. AMENDMENTS, WAIVERS. This Agreement may not be altered or amended except by an agreement in writing signed by Baldwin and DFS. If DFS at any time dispenses with any requirements specified in this Agreement, such dispensation may be revoked by DFS at any time and will not be deemed to constitute a waiver of any such requirement subsequent thereto. DFS' failure to require strict performance by Baldwin of any undertakings, agreements, covenants, warranties and representations will not waive, affect or diminish any right of DFS thereafter to demand strict compliance and performance. Any waiver by DFS of any default will not waive or affect any other default by Baldwin under this Agreement, whether such default is prior or subsequent to such other default and whether of the same or a different type. None of the undertakings, agreements, warranties and representations of Baldwin contained in this Agreement and no default will be deemed waived by DFS unless such waiver is by a written instrument specifying such waiver signed by an officer of DFS and directed to Baldwin.

        16. NO ORAL AGREEMENTS. There are no oral or unwritten agreements between DFS and Baldwin regarding the subject matter hereof. Baldwin and DFS acknowledge and agree that all agreements and understandings between them regarding the subject matter hereof are set forth in this Agreement and any terms letters executed in connection herewith (as the same may be revised from time to time without necessitating an amendment of this Agreement) or in any other writing between the parties relating hereto.

        17. SEVERABILITY. If any provision of this Agreement or the application thereof is held invalid or unenforceable, the remainder of this Agreement will not be affected thereby, the provisions of this Agreement being severable in any such instance.

        18. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of DFS and Baldwin and their respective successors and assigns but neither party will have the right to assign this Agreement without the prior written consent of the other.

        19. SECTION TITLES. The Section titles used in this Agreement are for convenience only and do not define or limit the contents of any Section.

        20. BINDING ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, the relationship resulting in or from this Agreement, the breach of any duties hereunder or any other relationship, transaction or dealing between the parties (collectively "Disputes") will be settled by binding arbitration in accordance with the Commercial Arbitration Rules of The American Arbitration Association, 140 West 51st Street, New York, New York 10020-1203. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered: (a) to DFS at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832, Attention: General Counsel; and (b) to any other party at the address specified herein; or such other address as the parties may specify from time to time in writing. The parties agree that all arbitrators selected will be attorneys with at least five (5) years secured transactions experience. Any award rendered by the arbitrator(s) may be entered as a judgment or order and confirmed or enforced by either party in any state or federal court having competent jurisdiction thereof. If either party brings or appeals any judicial action to vacate or modify any award rendered pursuant to arbitration or opposes the confirmation of such award and the party bringing or appealing such action or opposing confirmation of such award does not prevail, such party will pay all of the costs and expenses (including, without limitation, court costs, arbitrators fees and expenses and attorneys' fees) incurred by the other party in defending such action. Additionally, if either party brings any action for judicial relief in the first instance without pursuing arbitration prior thereto, the party bringing such action for judicial relief will be liable for and will immediately pay to the other party all of the other party's costs and expenses (including, without limitation, court costs and attorneys' fees) to stay or dismiss such judicial action and/or remove it to arbitration. The failure of either party to exercise any rights granted hereunder shall not operate as a waiver of any of those rights. THE LAWS OF THE STATE OF OHIO WILL GOVERN THIS AGREEMENT AND ALL TRANSACTIONS HEREUNDER AS TO INTERPRETATION,

ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS; PROVIDED, HOWEVER, THAT THE FEDERAL ARBITRATION ACT ("FAA"), TO THE EXTENT INCONSISTENT, WILL SUPERSEDE THE LAWS OF SUCH STATE AND GOVERN. This Agreement concerns transactions involving commerce among the several states. The arbitrators will not be empowered to award punitive damages. The agreement to arbitrate will survive termination of this Agreement. IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS LOCATED WITHIN SUCH STATE AND AGREE THAT ALL LEGAL PROCEEDINGS WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. BALDWIN AND DFS WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

        21. ENTIRE AGREEMENT. This Agreement, together with (a) original, facsimile or electronically transmitted invoices from Baldwin, (b) Statements of Transaction (or similar statements from DFS to Baldwin from time to time regarding the description of Consigned Goods), (c) monthly or other billing statements from DFS to Baldwin, and (c) credit memos on the Consigned Good, constitutes the entire Agreement between the Baldwin and DFS pertaining to the subject matter hereof and supercedes all prior agreements, understandings, negotiations and discussions, whether oral or written, with respect to the subject matter hereof.


     THIS CONTRACT CONTAINS BINDING ARBITRATION AND JURY WAIVER PROVISIONS.
     ----------------------------------------------------------------------

                                          BALDWIN PIANO & ORGAN COMPANY
ATTEST:

  /s/ Ronald W. Kruse                     By: /s/ Perry H. Schwartz
---------------------------------            --------------------------------
       Secretary                          Its: EVP and CFO
                                              -------------------------------
Print Name: Ronald W. Kruse               Print Name: Perry H. Schwartz
            ---------------------                     -----------------------
Accepted October 28, 1998.
         -----------------

DEUTSCHE FINANCIAL SERVICES CORPORATION

By:   /s/ Richard Endicott
   ------------------------------
Its: Regional Vice President
    -----------------------------
Print Name: Richard Endicott
            ---------------------

                                    EXHIBIT A
                                    ---------



        The University Consigned Goods on loan under the University Demo Program between Baldwin and Universities are as follows:


CONSIGNED GOODS         DATE LOANED             NAME OF UNIVERSITY
SERIAL NUMBER           TO UNIVERSITY           AND ADDRESS
-----------------------------------------------------------

                                   EXHIBIT A-1
                                   -----------



        The Consigned Goods on loan under the Concert Demo Program between Baldwin and concert halls, musical artists and retial dealers are as follows:


CONCERT CONSIGNED GOODS                            NAME OF AND ADDRESS OF
SERIAL NUMBER                DATE LOANED           CONCERT HALL OR RETAIL DEALER
-----------------------------           ----------------------------------------

                                    EXHIBIT B
                                    ---------




               Standard Form of Letter For University Demo Program



                           [To Be Supplied by Baldwin]

                                    EXHIBIT C
                                    ---------




               Form of Monthly Report of Sales of Consigned Goods



                             [To Be Supplied by DFS]